Exhibit 99.1

MicroVision Reaffirms 2026 Revenue Outlook, Outlines Commercial Growth, and Path to Profitability

Company conveys confidence in 2026 revenue guidance, doubling of revenue in 2027, and significant reduction in cash burn as commercial strategy drives operations and capital allocation

REDMOND, Wash. – October 7, 2026 – MicroVision, Inc. (NASDAQ: MVIS), a leader in advanced perception technologies, today outlined the next phase of its transformation, detailing how the company’s portfolio strategy, growing commercial traction, and increased financial discipline are creating a clearer path to sustainable revenue growth and profitability.

During a live conversation with MicroVision leadership, Chief Executive Officer Glen DeVos, Chief Commercial Officer James Byun, and Chief Financial Officer Christine Chambers discussed the progress MicroVision has made since introducing its Lidar 2.0 strategy earlier this year and how that work has translated into commercial opportunities and revenue growth, and plans for a more disciplined financial model.

MicroVision reaffirms full year 2026 revenue guidance of $10 million to $15 million and projects revenue to double in 2027 as a result of its commercial strategy and growing pipeline across industrial, security and defense, intelligent infrastructure, and other key markets.

At the same time, the company is strategically aligning operating expenses and capital allocation behind the commercial opportunities it believes offer the strongest potential returns, which is expected to generate meaningful cost savings and a significant reduction in cash burn in 2027 compared with 2026.

“Lidar 2.0 was about fundamentally changing how we think about this business,” said DeVos. “We expanded and refined the portfolio, established clear priority markets, and built a strategy around where our technology can solve real customer problems and generate revenue. Today, we have a stronger, more diversified commercial engine, greater visibility into where revenue is coming from, and a much clearer understanding of where we need to invest to build a sustainable financial model.”

From Lidar 2.0 to Commercial Execution

Over the past year, MicroVision has transformed from a business heavily dependent on a limited number of long-cycle opportunities into a portfolio product company serving a diversified set of end markets.

The company’s Lidar 2.0 strategy aligned its technology portfolio around customer needs across industrial, security and defense, robotics, aerial applications, AI data centers, intelligent infrastructure, and other commercial markets. That portfolio includes IRIS, HALO, MOVIA S, MOVIA L, MOVIA Air and MOVIA Air Plus, alongside advanced photonics capabilities through Scantinel and MicroVision Semiconductor Inc. (MSI).

With that foundation established, MicroVision shifted its focus toward building a commercial organization capable of turning its technologies into revenue.

“The work that went into our products gave us the ability to build a commercial strategy around markets where we can compete and win,” said DeVos. “James and the commercial team have built a much clearer pathway from technology to customer opportunity to revenue – and ultimately toward profitability.”

Commercial Strategy Translating Into Revenue

MicroVision has strengthened its commercial organization’s focus on identifying qualified opportunities, converting them into purchase orders, and developing customer relationships that can lead to longer-term, repeatable revenue.

Recent commercial activity has included opportunities with Robinson Unmanned, photonics applications supporting AI data center scale-up, MSI advanced photonics activity, IRIS deployments for autonomous ground vehicle defense applications, and an APAC autonomous mobility services pilot, as well as the introduction of MicroVision’s perception platform at IAA Transportation.

“The commercial traction we talked about earlier this year is materializing,” said Byun. “We are monetizing products we have today, creating pathways to our next-generation technologies, and building a qualified pipeline across multiple end markets. Now the focus is execution – delivering quality products on time, supporting our customers, and converting early opportunities into larger and more repeatable commercial relationships.”

The diversification strategy is also changing the nature of MicroVision’s revenue model. Industrial, robotics, infrastructure, and security and defense opportunities can offer shorter sales cycles than traditional automotive programs, while the ability to deploy related sensor technologies across multiple applications gives the company greater flexibility to respond to demand and reduces reliance on any one customer, program, or vertical.

Commercial Growth and Financial Discipline Create Path to Profitability

Greater visibility into commercial opportunities is allowing MicroVision to align its financial strategy more closely with the markets, products, and programs expected to drive revenue.

Under Chambers’ leadership, all investments are measured against their ability to support commercialization and top-line growth, with the company prioritizing initiatives that can reduce product costs, support customer delivery, accelerate adoption, and strengthen sales and marketing around its highest-priority opportunities.

“Our commercial strategy allows us to be very deliberate about where we put our capital,” said Chambers. “We are investing where we see the greatest potential to drive revenue while maintaining discipline everywhere else. Revenue growth has to lead the way, but growth without financial discipline isn’t enough. The opportunity is to bring those two together.”

MicroVision is also moving into the second phase of its operating consolidation and efficiency initiatives. The initial integration of acquired Luminar assets, including the transition from a West Coast office footprint to a consolidated U.S. manufacturing operation in Orlando, is largely complete.

The Orlando facility and MicroVision’s existing inventory position provide infrastructure to support anticipated 2027 growth without requiring significant incremental capital expenditures. The next phase will focus on further aligning the organization and operating expense structure with the company’s commercial priorities, contributing to expected meaningful cost savings and a significant reduction in cash burn in 2027 compared with 2026.

MicroVision is also evaluating opportunities to further strengthen its balance sheet, including its debt structure, lease obligations, and potential monetization of non-core assets.

“Profitability isn’t going to come from one customer, one product, or one cost-cutting exercise,” said DeVos. “It comes from building a fundamentally stronger economic model. We now have the portfolio, the commercial strategy, and the leadership team aligned around that objective. We know where we need to invest, where we can become more efficient, and how we can grow revenue while reducing the capital required to support that growth.”

Approximately one year after DeVos assumed the CEO role, MicroVision has evolved from a more concentrated lidar business into a diversified sensing and perception technology company with multiple products, markets, and potential sources of revenue. The company’s focus for 2027 and beyond is now execution.

“A year ago, we had significant technology assets but we needed to expand our product portfolio and create a business model around those assets and products,” said DeVos. “We aligned the portfolio. We established the strategy. We diversified our commercial opportunities. We built a revenue-focused commercial organization. And now we’re aligning our financial resources behind that strategy.”

MicroVision expects to provide additional information on its third quarter performance, commercial progress and outlook during its upcoming Q3 2026 earnings call.

About MicroVision

MicroVision is defining the next generation of lidar-based perception solutions for industrial, security & defense, and automotive markets. As the industry moves beyond proof of concept toward value, deployment, and commercialization, MicroVision delivers integrated hardware and software solutions designed for real-world performance, automotive-grade reliability, and economic scalability. With engineering centers in the U.S. and Germany, MicroVision leads the industry in depth and breadth of its portfolio, with both short- and long-range lidar solutions, featuring solid-state sensors with varying wavelengths, advanced sensor architectures, design-to-cost engineering, and open software solutions.

For more information, visit the company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc, and LinkedIn at https://www.linkedin.com/company/microvision/.

MicroVision, MicroVision HALO, IRIS, MOVIA, MOSAIK, and SENTINEL are trademarks of MicroVision, Inc., and SCANTINEL is a trademark of Scantinel GmbH, in the United States and other countries. All other trademarks are the property of their respective owners.

Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

MVIS@darrowir.com

Media Contact

Heidi Davidson – For MicroVision

heidi@galvanizeworldwide.com

(914) 441-6862

Forward-Looking Statements

Certain statements contained in this release, including market position, expectations, and likelihood of success; opportunities for customer engagement and revenue; expense reduction; benefits of acquisitions and integration synergies; market position; product portfolio; product and manufacturing capabilities; access to capital; and expected revenue, expenses and cash usage are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements; its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.